Exhibit 24.1


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement pertaining to the Ashland Coal, Inc. 1995 Stock Incentive Plan and to the incorporation by reference therein of our report dated January 23, 1995, with respect to the consolidated financial statements and schedule of Ashland Coal, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                        /s/ERNST & YOUNG LLP



Louisville, Kentucky
October 2, 1995